Exhibit 23.3

Consent of Independent Auditor

Valley Green Bank

Germantown, Pennsylvania

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 of Univest Corporation of Pennsylvania of our report dated April 4, 2014, relating to the audit of the financial statements of Valley Green Bank as of December 31, 2013 and for the year then ended, which is contained in the Joint Proxy Statement/Prospectus.

Philadelphia, Pennsylvania

August 21, 2014